SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               ION Networks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share
2)       Aggregate   number  of   securities  to  which   transaction   applies:
         _____________.
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $ _______.
4)       Proposed maximum aggregate value of transaction: $____________________
5)       Total fee paid: $____________.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                               ION NETWORKS, INC.

                             120 Corporate Boulevard

                           South Plainfield, NJ 07080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 27, 2004

To the Stockholders of ION NETWORKS, INC.:

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of ION Networks, Inc., a Delaware corporation ("ION" or the "Company"), will be held at the offices of the Company at 120 Corporate Boulevard, South Plainfield, New Jersey, on Friday, August 27, 2004, at 10:00 a.m., local time, to consider and act upon the following matters:

         1. To elect a Board of two (2) directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

         2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Meeting.

         The Board of Directors has fixed the close of business on July 12, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                        By Order of the Board of Directors,

                                        Norman E.  Corn, Chief Executive Officer
                                        ION NETWORKS, INC.
                                        South Plainfield, New Jersey
                                        July 22, 2004

                               ION NETWORKS, INC.
                             120 Corporate Boulevard
                       South Plainfield, New Jersey 07080

                                 PROXY STATEMENT

                                  ------------

         This Proxy Statement is furnished to the holders of common stock, par value $.001 per share (the "Common Stock") ION Networks, Inc., a Delaware corporation ("ION" or the "Company"), in connection with the solicitation by and on behalf of its Board of Directors ("Board of Directors" or the "Board") of proxies ("Proxy" or "Proxies") to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, August 27, 2004 (the "Meeting"), at 10 a.m., local time, at 120 Corporate Boulevard, South Plainfield, New Jersey and at any adjournment or postponement thereof.

         A form of Proxy is enclosed for use at the Meeting. When such Proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for director named in this Proxy Statement, and in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Meeting and any adjournment or postponement thereof.

         It is important that your shares are represented at the Meeting, and, therefore, all stockholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to Patrick Delaney, the Chief
Financial Officer of the Company, at the address set forth above, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. If you hold your shares in "street name" you may revoke or change your vote by submitting new instructions to your broker or nominee.

         The cost for soliciting Proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, Proxies may be solicited in person or by telephone, facsimile, telecopier or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their Proxies. This Proxy Statement and the accompanying form of Proxy will be first mailed to stockholders on or about July 22, 2004.

Record Date and Quorum Requirements

         The close of business on July 12, 2004 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were 22,875,500 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote. The holders of a majority of the shares of Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and at any adjournment or postponement thereof. Votes withheld in the election of directors, and abstentions and broker non-votes with respect to any other proposal, will be deemed as present for purposes of determining a quorum at the Meeting.

                        ---------------------------------

         ION's Annual Report on Form 10-KSB for the 2003 fiscal year (which is not part of the proxy soliciting material), which contains financial data and other information about the Company, is also enclosed herewith.

                                   PROPOSAL #1
                              ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

         At the Meeting, the stockholders will elect two (2) directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Messrs. Stephen M. Deixler and Frank S. Russo (the "Nominees") to serve as directors upon their nomination at the Meeting. The Company's bylaws provide that the number of directors consist of one or more, such number of directors to be fixed by the Board from time to time. The total number of directors of the Company is currently fixed at two. At the Meeting, two nominees will stand for election. Proxies cannot be voted for more than two nominees for director. Votes withheld in the election of directors and abstentions and broker non-votes, if any, will not be counted towards the election of any person as a director.

         Each of the Nominees has consented to serve as a director if elected. Each of the Nominees currently serves as a director of the Company. In the event that any of the Nominees for director should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors. Unless authority to vote for any director is withheld in a Proxy, each Proxy will be voted FOR each of the Nominees.

Information Concerning Director Nominees

         Set forth below is certain information with respect to each director nominee:

         STEPHEN M. DEIXLER has been Chairman of the Board of Directors since May 1982 and served as Chief Executive Officer of the Company from April 1996 to May 1997. He was President of the Company from May 1982 to June 1985 and served as Treasurer of the Company from its formation in 1982 until September 1993. During the period of March 2003 to September 2003, Mr. Deixler served as the interim Chief Financial Officer of the Company. He also serves as Chairman of the Board of Trilogy Leasing Co., LLC and as the President of Resource Planning Inc. Mr. Deixler was the Chairman of Princeton Credit Corporation until April 1995 and Chief Financial Officer of Multipoint Communications, LLC until November 2002.

         FRANK RUSSO has served as a director of the Company since November 2000. Mr. Russo was with AT&T Corporation from September 1980 to September 2000 and most recently served as its Corporate Strategy and Business Development Vice President. While at AT&T Solutions, Mr. Russo held a number of other positions including that of General Manager, Network Management Services from which he helped architect and launch AT&T's entry into the global network outsourcing and professional services business. Mr. Russo retired from AT&T in 2000. Prior to joining AT&T, Mr. Russo was employed by IBM Corporation in a variety of system engineering, sales and sales management positions. Mr. Russo served on the Board of Directors of Oak Industries, Inc., a manufacturer of highly engineered components, from January 1999 to February 2000, and currently serves on the Board of Directors of Advance-com, a private e-commerce company headquartered in Boston, Massachusetts.

Directors and Executive Officers

         The current directors and current executive officers of the Company, their ages and present positions with the Company are as follows:

Name                       Age       Position Held with the Company
----                       ---       ------------------------------
Norman E. Corn             58        Chief Executive Officer

Patrick E. Delaney         51        Chief Financial Officer

William Whitney            49        Chief Technology Officer and Vice President
                                     of Research and Development

Stephen M. Deixler         68        Chairman of the Board of Directors

Frank S. Russo             61        Director



Information Concerning Executive Officers

         Set forth below is certain information with respect to each executive officer of the Company:

         NORMAN E. CORN has served as Chief Executive Officer since August 15, 2003. Prior to joining ION, from 2000 until 2003, Mr. Corn was the Executive Vice President of Liquent, Inc., a Pennsylvania-based software company that provides electronic publishing solutions, focused on the life sciences industry. Mr. Corn has also served from 1994 to 2000 as CEO of TCG Software, Inc., an offshore software services organization providing custom development to large corporate enterprises in the United States. Mr. Corn has led other companies, including Axiom Systems Group, The Cobre Group, Inc., The Office Works, Inc. and Longview Results, Inc., having spent the early part of his career in sales, marketing and executive positions in AT&T and IBM.

         PATRICK E. DELANEY has served as Chief Financial Officer since September 15, 2003. Prior to joining ION, from 2000 until 2003, Mr. Delaney was the President of Taracon, Inc. a privately owned independent consulting firm that provides management consulting for early and mid-stage technology and financial services companies. Mr. Delaney also served as Chief Financial Officer for two publicly traded telecommunications providers, Pointe Communications Corporation from 1993 to 2000 and Advanced Telecommunications Corporation from 1986 to 1993. Mr. Delaney has served other companies in executive capacities including RealCom Communications, Argo Communications and ACF Industries.

         WILLIAM WHITNEY has served as Vice President of Research and Development since March 2002 and Chief Technology Officer since October 1, 2002. From April 2000 to February 2002, Mr. Whitney served as the Vice President of Development and Chief Technology Officer for Outercurve Technologies, a provider of wireless application development and deployment solutions. Previously, from May 1998 to March 2002, Mr. Whitney served as President of CTO Systems. Mr. Whitney was also with ION's predecessor company, Microframe Inc., in various capacities, from its inception in 1984 to 1997.

Involvement in Certain Legal Proceedings

         The Chairman of the Board of Directors of the Company served as the Chief Financial Officer of Multipoint Communications, LLC, a provider of video conferencing equipment and services, until

November 2002. In January 2003, this company filed for voluntary Chapter 7 bankruptcy with the U.S. Bankruptcy Court for the District of New Jersey.

Board Meetings and Committees

         During the Company's fiscal year ended December 31, 2003 there were ten meetings of the Board of Directors and the Board acted by unanimous written consent one time. Each of the members of the Board of Directors who is currently a director, attended all of the meetings of the Board of Directors during fiscal 2003. Each of Messrs. Deixler and Russo attended all meetings held by the committees on which each served. The Board of Directors has a separate audit committee, but does not have a separate nominating or compensation committee.

         The Company's Audit Committee currently consists of Messrs. Stephen M. Deixler and Frank S. Russo. Mr. Russo is an independent director and Mr. Deixler is not an independent director, in each case as defined in Rule 4200(a)(15) of the NASD's listing standards. There is currently no member of the audit committee that qualifies as a "Financial Expert" under rules adopted pursuant to the Sarbanes-Oxley Act. The Board has determined that ION is not in the financial position to afford to obtain the services of a "Financial Expert" at this time. The function of the Audit Committee is to review and advise the Board of Directors of the Company with respect to matters concerning the financial condition and operations of the Company, to select independent auditors, to determine the scope of their engagement and their compensation, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee, adopted by the Board of Directors and annexed hereto as Appendix A. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board of Directors for approval. A report of the Audit Committee appears under the caption "Audit Committee Report" below. During the fiscal year ended December 31, 2003, the Audit Committee held one meeting.

         Since there are currently only two Board members, the Board believes it is appropriate not to have a separate nominating committee. Both current members of the Board participate in the consideration of director nominees. The Board nominates current members of the Board of Directors and it will consider nominees recommended by stockholders. Stockholders may forward the name, address and biographical information of a potential nominee to: c/o Board of Directors, ION Networks, Inc., 120 Corporate Boulevard, South Plainfield, NJ 07080, Attn:
Patrick Delaney. A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors. The Board of Directors will evaluate a potential nominee by personal interview, and/or any other method the Board deems appropriate, which may, but need not, include a questionnaire.

Audit Committee Report

         The Audit Committee reviewed and discussed with management of the Company and with Marcum & Kliegman, LLP the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2003 (the "Audited Financial Statements"). In addition, the Audit Committee discussed with Marcum & Kliegman, LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

         The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with them their independence from the Company. The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

         Management is responsible for the Company's internal controls and the financial reporting process. Marcum & Kliegman, LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereupon. The Audit Committee's responsibility is to monitor and oversee these processes.

         Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Company's Audited Financial Statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

                                                   Audit Committee

                                                   Stephen M. Deixler
                                                   Frank S. Russo

Securityholder Communication Process

         Stockholders may communicate directly with the Board of Directors by sending communications to the Board of Directors of Ion Networks, Inc., c/o of Ion Networks, Inc., 120 Corporate Boulevard, South Plainfield, New Jersey 07080. The Board does not have a policy regarding attendance by its members at annual meetings of stockholders. The Company did not have an annual meeting of stockholders in 2003. The 2002 annual meeting of stockholders was attended by both current members of the Board.

Compensation Of Directors

         For the fiscal year ended December 31, 2003, directors received 5 year non-qualified stock option grants in the following amounts, all having an exercise price per share equal to the fair market value of a share of ION's common stock on the date of grant:

                                                      Number of Shares
                                   Name              Subject to Options
                                   ----              ------------------

         Director Nominees:     Mr. Deixler                 6,000
                                Mr. Russo                   4,500

         Former Directors:      Mr. Halpern                 6,000
                                Mr. Curatolo                6,000
                                Mr. Corrado                 4,500
                                Mr. Stark                   1,500

         There was no stock option grant compensation for any meetings subsequent to April 10, 2003. The Board intends to re-institute the previous compensation policy which calls for an annual grant of options for 10,000 shares and grants of options for 1,500 shares for attendance at board of directors meetings, as well as an additional annual grant of options for 1,500 shares for membership on individual committees of the board of directors.

Executive Compensation

         The following table sets forth the compensation earned, whether paid or deferred, by the Company's Chief Executive Officer, its other four most highly compensated executive officers during the year ended December 31, 2003, and up to four additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the year ended December 31, 2003 (the "Named Executive Officers") for services rendered in all capacities to the Company.

                           Summary Compensation Table

                                 Annual Compensation                                    Long-term Compensation
                                 -------------------                                    ----------------------
                                                                         Awards                                      Payouts
                                                                         ------                                      -------
                                                                 Other
                                                                 Annual                                                   All Other
                                                                 Compen-     Restricted      Securities                    Compen-
Principal                                                         sation        Stock        Underlying        LTIP        sation
Position               Year Ending*     Salary($)    Bonus($)      ($)       Award(s)($)    Options (#)     Payouts($)     ($)/(1)/
--------               ------------     ---------    --------      ---       -----------    -----------     ----------   ----------
Current CEO and Executive
Officers:

Norman E.               12/31/2003     60,000           --          --           --              --             --             --
Corn/(9)/
Chief Executive
Officer

Patrick E.              12/31/2003     35,323           --          --           --              --             --             --
Delaney/(10)/
Chief Financial
Officer

William Whitney/(4)/    12/31/2003     117,692          --          --           --              --             --             --
Vice President &        12/31/2002     112,500          --          --           --              --             --             --
Chief Technology        03/31/2002     9,135            --          --           --        100,000/(11)/        --             --
Officer

Former Executive
Officers:

Kam Saifi/(2)/          12/31/2003     163,570/(7)/     --          --           --              --             --             --
President & Chief       12/31/2002     273,300/(6)/     --          --           --              --             --             --
Executive Officer       03/31/2002     132,681        50,000        --      260,000/(12)/        --             --           1,398

Cameron Saifi/(3)/      12/31/2003     85,130           --          --           --              --             --             --
Executive Vice          12/31/2002     139,500          --          --           --              --             --             --
President               03/31/2002     90,519         25,000        --      186,000/(13)/        --             --           1,641
President & Chief
Operating Officer

Ted I. Kaminer/(5)/     12/31/2003     14,145           --          --           --              --             --             --
Vice President &        12/31/2002     90,625           --          --           --         200,000/(8)/        --             --
Chief Financial
Officer

----------
*Please note that the 12/31/03 year end represents the twelve month period from 1/1/03 to 12/31/03 and the 12/31/02 year end represents the nine-month period from 4/1/02 to 12/31/02.

(1)      Represents contribution of the Company under the Company's 401(k) Plan.

(2) Mr. K. Saifi joined the Company on 10/1/01. Pursuant to his employment agreement, he received an annualized base salary of $350,000 for the nine-months ended December 31, 2002. Mr. K. Saifi separated from the Company on July 7, 2003.

(3) Mr. C. Saifi joined the Company on 10/17/01. Pursuant to his employment agreement, he received an annualized base salary of $186,000. Mr. C. Saifi separated from the Company on July 7, 2003.

(4) Mr. Whitney joined the Company on 3/11/02. Pursuant to his employment agreement, he receives an annualized base salary of $150,000.

(5) Mr. Kaminer joined the Company on 5/20/02 and separated from the Company on 2/6/03.

(6)      Includes $14,400 in auto allowance.

(7)      Includes $7,200 in auto allowance.

(8) 25,000 shares vested on May 20, 2002. The remaining shares vest as follows: 43,000 on May 20, 2003, and 16,500 at the end of each three month period, commencing with the period ending August 20, 2003 and ending with the period ending May 20, 2005

(9) Mr. N. Corn joined the Company on 08/15/03. Pursuant to his employment agreement, he received an annualized base salary of $180,000 for the fiscal year ended December 31, 2003.

(10) Mr. P. Delaney joined the Company on 09/15/03. Pursuant to his employment agreement, he received an annualized base salary of $120,000 for the fiscal year ended December 31, 2003.

(11) These shares vest as follows: 34,000 on March 11, 2003, and 8,250 at the end of each three month period, commencing with the period ending June 11, 2003, and ending with the period ending March 11, 2005.

(12) These shares vest as follows: 250,000 on October 4, 2001, 550,000 on September 30, 2002 and 150,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 2,000,000. Effective July 7, 2003, Mr. Kam Saifi ceased to be employed by the Company. On March 29, 2004 the Company and Mr. Kam Saifi exchanged general releases with respect to claims arising from his employment with the Company, and the Company repurchased 2,000,000 shares of the Company's Common Stock from Mr. Kam Saifi, in exchange for canceling $249,492.99 in principal and accrued interest due under promissory notes executed by Mr. Saifi in connection with the issuance of such shares.

(13) These shares vest as follows: 75,000 on October 17, 2001, 165,000 on September 30, 2002 and 45,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 600,000. Effective July 7,

         2003, Mr. Cameron Saifi ceased to be employed by the Company. As of December 31, 2003, all 600,000 shares were vested, but are subject to a loan and pledge in favor of the Company. As of the date of this proxy statement, Mr. Cameron Saifi has not executed a separation agreement with the Company.

                 Option Grants for Year Ended December 31, 2003

         During the year ended December 31, 2003 there were no option grants awarded to any employees.

          Aggregated Option Exercises for Year Ended December 31, 2003

                          And Year Ended Option Values

         The following table sets forth certain information concerning each exercise of stock options during year ended December 31, 2003 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2003.

                                                                                                        Value of
                                                                        Number of                      Unexercised
                                                                  Securities Underlying               In-the-Money
                                  Shares                           Unexercised Options                 Options at
                               Acquired on        Value                at FY-End(#)                  FY-End($)/(1)/
Name                           Exercise (#)    Realized($)      Exercisable/Unexercisable       Exercisable/Unexercisable
----                           ------------    -----------      -------------------------       -------------------------
Current CEO and Executive Officers:

Norman E. Corn                      --              --                      --                             --

Patrick E. Delaney                  --              --                      --                             --

William Whitney                     --              --                58,750/41,250                        --

Former Executive Officers:

Kam Saifi                           --              --                      --                             --

Cameron Saifi                       --              --                      --                             --

Ted Kaminer                         --              --                      --                             --


(1) The average price for the Common Stock as reported by the Nasdaq Bulletin Board on December 31, 2003, was $.04 per share. Value is calculated on the basis of the difference between the option exercise price and $.04 multiplied by the number of shares of Common Stock underlying the options. No value is designated since all option exercise prices exceed $.04 per share.

                      Equity Compensation Plan Information

                             As of December 31, 2003

                                                                                                        (c)
                                                                                                   Number of
                                                                                                securities remaining
                                                                                                    available
                                                       (a)                                     for futures issuance
                                                Number of  securities         (b)                    under equity
                                                 to be issued upon        Weighted-average       compensation plans
                                                    exercise of          exercise price of     (excluding securities
                                                outstanding options,    outstanding options     reflecting in column
                                                warrants, and rights    warrants, and rights            (a))
                                                --------------------    -------------------     --------------------
Plan Category

Equity compensation plans approved by               1,435,155                   1.62                 3,717,743
security holders

Equity compensation plans not approved by             608,000                   1.22                        --
security holders

Total                                               2,043,155                   1.53                 3,717,743


Employment Contracts, Termination of Employment and Change of Control
Arrangements

         The Company entered into an employment agreement with Norman E. Corn dated August 15, 2003. Pursuant to the agreement, Mr. Corn is employed as Chief Executive Officer. Through December 31, 2003, Mr. Corn was paid a base salary at an annualized rate of $180,000, and his current annual base salary is $200,000. In addition, he receives a monthly car allowance of $900, plus reimbursement for additional life and disability insurances. On January 28, 2004, the Company awarded Mr. Corn options to purchase 1,550,000 shares of common stock, consisting of incentive stock options to purchase 800,000 shares of common stock, exercisable at $0.115 per share and non-incentive stock options to purchase 750,000 shares of common stock, exercisable at $0.07 per share. These options vested immediately. If the Company terminates Mr. Corn's employment no severance payment is contemplated by the contract. Mr. Corn's agreement has no fixed term and is terminable at will by either party.

         The  Company  entered  into an  employment  agreement  with  Patrick E.
Delaney dated September 15, 2003. Pursuant to the agreement, Mr. Delaney is employed as Chief Financial Officer. Through December 31, 2003, Mr. Delaney was paid a base salary at an annualized rate of $120,000, and his current annual base salary is $170,000. In addition, he receives a monthly car allowance of $900, plus reimbursement for additional life and disability insurances. On January 28, 2004, the Company awarded Mr. Delaney options to purchase 1,050,000 shares of common stock consisting of incentive stock options to purchase 800,000 shares of common stock, exercisable at $0.115 per share and non-incentive stock options to purchase 250,000 shares of common stock, exercisable at $0.045 per share. These options vested immediately. If the Company terminates Mr. Delaney's employment no severance payment is contemplated by the contract. Mr. Delaney's agreement has no fixed term and is terminable at will by either party.

         Effective July 7, 2003, Mr. Kam Saifi and Mr. Cameron Saifi ceased to be employed by the Company. On March 29, 2004 the Company and Mr. Kam Saifi exchanged general releases with respect to claims arising from his employment with the Company, and the Company repurchased 2,000,000 shares of the Company's Common Stock from Mr. Kam Saifi, in exchange for canceling $249,492.99 in principal and accrued interest due under promissory notes executed by Mr. Saifi in connection with the issuance of such shares.

         Pursuant to his employment agreement, Mr. Cameron Saifi was granted restricted stock consisting of 600,000 shares of the Company's Common Stock at a price of $0.31 per share. As of December 31, 2003, all 600,000 shares were vested, but are subject to a loan and pledge in favor of the Company. As of the date of this proxy statement, Mr. Cameron Saifi has not executed a separation agreement with the Company.

         The Company entered into an employment agreement with William Whitney dated March 11, 2002. Pursuant to the agreement, Mr. Whitney receives a base salary at an annual rate of $150,000. Pursuant to the agreement, Mr. Whitney was granted stock options to purchase 100,000 shares of the Company's common stock at a price of $0.70 per share. These options vest as follows: 34,000 vested on March 11, 2003, and 8,250 vest at the end of each three month period, commencing with the period ending June 11, 2003, and ending with the period ending March 11, 2005. In the event of a change in control event (as described in the employment agreement) all options will become immediately vested.

         The Company entered into an employment agreement with Ted Kaminer dated May 20, 2002. Pursuant to the agreement, Mr. Kaminer was to serve as Chief Financial Officer and Vice President commencing May 20, 2002 and continuing until June 30, 2005 unless earlier terminated as provided in the agreement. On February 6, 2003, Mr. Kaminer voluntarily separated employment from the Company and, as a result, no severance was paid to him.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 12, 2004 by each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially 5% percent or more of the Company's Common Stock, and by the Company's directors and named executive officers, both individually and as a group.

         As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within sixty days from July 12, 2004 through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights (including conversion from Preferred Stock) which are currently exercisable or exercisable within sixty days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 22,875,500 shares of Common Stock and 166,835 shares of Preferred Stock outstanding as of July 12, 2004.

                                                        Common Stock             Percent of Class
                                                        ------------             ----------------
Current, Directors, CEO and Executive Officers:

Norman E. Corn (9)                                      1,565,000/(7)/           6.4%

Patrick E. Delaney (9)                                  1,050,000/(8)/           4.4%

Stephen M. Deixler (9)                                  1,457,772/(1)/           6.3%

Frank Russo (9)                                         361,280/(2)/             1.6%

William Whitney (9)                                     168,704(5)               *

Former Executive Officers:

Kam Saifi                                               308,890/(3)/             1.4%
2041 Winding Brook Way
Westfield, NJ 07090

Cameron Saifi                                           685,000/(4)/             3.0%
1407 Deer Path
Mountainside, NJ 07092 5% or more beneficial owners:

AWM Investment Company                                  2,731,000/(6)/           11.4%
153 East 53rd Street, 55th Floor
New York, NY 10022

Directors and Executive Officers as a group 5 persons   4,602,756                17.7%


(1) Does not include 220,000 shares of Common Stock owned by Mr. Deixler's wife, mother, children and grandchildren as to which shares Mr. Deixler disclaims beneficial ownership. Includes 480,560 shares of Common Stock subject to conversion from 48,056 shares of Preferred Stock and 382,500 shares of Common Stock subject to options.

(2) Includes 277,780 shares of Common Stock subject to conversion from 27,778 shares of Preferred Stock and 83,500 shares of Common Stock subject to options.

(3) Includes 138,890 shares of Common Stock subject to conversion from 13,889 shares of Preferred Stock.

(4) Includes 85,000 shares of Common Stock subject to conversion from 8,500 shares of Preferred Stock.

(5) Includes 38,890 shares of Common Stock subject to conversion from 3,889 shares of Preferred Stock and 67,000 shares of Common Stock subject to options.

(6) Based on American Stock and Transfer & Trust list of shareholders dated July 12, 2004 plus warrants to purchase 1,120,000 shares of common stock.

(7) Includes 15,000 shares of Common Stock and 1,550,000 shares of Common Stock subject to options.

(8)      Consists of 1,050,000 shares of Common Stock subject to options.

(9) The address of each such person is c/o the Company, 120 Corporate Blvd., S. Plainfield, New Jersey 07080.

*Indicates ownership of Common Stock of less than one (1%) percent of the total issued and outstanding Common Stock.

Certain Relationships And Related Transactions

         The Company entered into a definitive Sublease Agreement with Multipoint Communications, LLC (the "Tenant") on April 17, 2002 to sublease approximately 5,400 square feet of its Piscataway, NJ facility for a period of 24 months. The rental rate and the other material terms of the lease with Multipoint Communications, LLC ("Multipoint") were negotiated through a real estate broker and separate attorneys representing each party. The rental rate was established by prorating the amount of space leased by Multipoint by the current rent paid by the Company to its landlord. Given the current real estate market condition in the area, the Company believes that the terms of the lease with Multipoint are comparable to terms of leases that might have been obtained from a non-affiliate. The rent will be $5,200 per month for the first nine months and $10,400 per month for the last fifteen months, but with a 100% abatement for the first three months. As part of the rental payment the Tenant was to issue shares totaling the value of $77,400, which were to be based on the per share price of the Tenant's common stock as priced in the first round of institutional financing (the "Financing") which were to have closed on or before June 30, 2002. These shares were to have had the registration rights as other shares issued in the Financing. Since the Financing did not close on or before June 30, 2002, the Tenant owes the Company additional rent in the amount of $4,300 per month commencing on July 1, 2002. The Chairman of the Board of Directors of the Company served as the Chief Financial Officer of the Tenant until November 2002. On or about January 16, 2003, the Tenant filed for voluntary Ch. 7 bankruptcy with the U.S. Bankruptcy Court for the District of New Jersey. As a result, the Company wrote off an amount of $122,550 which is included in selling, general and administrative expenses.

         Effective October 2001, the Company approved and granted 2,600,000 shares of restricted stock to two executives: Messrs. Kam Saifi (2,000,000 shares at $0.13 per share), and Cameron Saifi, (600,000 shares at $0.31 per share) at fair value. These restricted shares were subject to a repurchase right which permitted the Company to repurchase any shares which have not yet vested at the effective date of termination of the officers' employment, as defined in their employment agreements, for an amount equal to the purchase price per share paid by the officers. The Company received a series of partial recourse interest bearing (5.46% on an annual basis) promissory notes for the value of the shares to be repaid by the officers. Effective July 7, 2003, Mr. Kam Saifi and Mr. Cameron Saifi ceased to be employed by the Company. On March 29, 2004 the Company and Mr. Kam Saifi exchanged general releases with respect to claims arising from his employment with the Company, and the Company repurchased 2,000,000 shares of the Company's Common Stock from Mr. Kam Saifi, in exchange for canceling $249,492.99 in principal and accrued interest due under promissory notes executed by Mr. Saifi in connection with the issuance of such shares. As of December 31, 2003, Mr. Cameron Saifi owed approximately $208,526 (including approximately $23,126 of interest) for 600,000 Restricted Shares. As of December 31, 2003, all 600,000 shares were vested, but are subject to a loan and pledge in favor of the Company. No separation agreement has been executed with Cameron Saifi.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to the Company.

         The Company believes, based solely on its review of copies of such reports received or written representations from certain Reporting Persons, that during the Company's 2003 fiscal year Messrs. Deixler and Russo failed to file various Forms 4s and 5s with respect to the reporting of various stock options granted to them and Messrs. Corn and Delaney failed to file Forms 3s with respect to becoming executive officers of the Company in August and September 2003, respectively. Messrs. Corn and Delaney have since reported their respective holdings on a Form 5.

Code Of Ethics

         The Company has a Code of Ethics in place for all of its employees. A copy of the Company's Code of Ethics will be provided free of charge, upon written request of ION Networks, Inc. 120 Corporate Blvd., South Plainfield, NJ 07080.

Required Vote

         Directors are elected by a plurality of the votes of the shares present by in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director. Brokers who hold shares of common stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

--------------------------------------------------------------------------------

               THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED
               A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY.

--------------------------------------------------------------------------------

Other Matters

         Management of ION knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, unless otherwise instructed, it is intended that the persons named in the proxy will vote shares according to their best judgment.

         A list of stockholders entitled to be present and vote at the annual meeting will be available for inspection by stockholders at the Company's corporate office located at 120 Corporate Boulevard, South Plainfield, NJ 07080 for at least ten days prior to the date of, and will be available at, the annual meeting.

         The Annual Report of the Company on Form 10-KSB for 2003 (which is not part of the proxy soliciting material) is also enclosed herein. Exhibits to the Form 10-KSB will be furnished without charge to any stockholder so requesting by writing to Ion Networks, Inc., 120 Corporate Boulevard, South Plainfield, N.J. 07080, Attn: Secretary.

Stockholder Proposals

         Under SEC regulations, stockholder proposals intended to be presented at the Company's annual meeting of shareholders to be held in 2005 and to be included in the Company's proxy statement relating to that meeting must be received by the Company not later than March 22, 2005. Such proposals relating to possible director nominees and all other proposals should be addressed to the Company's Board of Directors, in each case at ION Networks, Inc., 120 Corporate Boulevard, South Plainfield, New Jersey 07080, Attn: Patrick Delaney, Chief Financial Officer. Under SEC regulations, notices of shareholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not to be included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after June 7, 2005.

Independent Auditors

         The firm of Marcum & Kliegman, LLP was appointed to serve as ION's independent auditors for the fiscal year ending December 31, 2004.
Representatives of Marcum & Kliegman LLP are expected to be present at the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

         Stockholders are not being asked to ratify the appointment of auditors for the year ending December 31, 2004.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

On November 3, 2003 the Company filed an 8-K/A announcing Deloitte & Touche, LLP's declination to be reappointed as the Company's independent public accountants. The Company's agreement not to continue Deloitte & Touche, LLP's engagement as the principal accountants was approved by the Board of Directors.

During the nine month period ended December 31, 2002 and the fiscal year ended March 31, 2002 and the subsequent interim period through October 6, 2003, there were no disagreements with Deloitte & Touche, LLP regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused Deloitte & Touche, LLP to make reference to the subject matter of the disagreement in their report on the financial statements for such years. For the nine month period ended December 31, 2002 and for the year ended March 31, 2002, Deloitte & Touche, LLP's opinion on its audited report expressed doubt about the Company's ability to continue as a going concern.

The Company requested that Deloitte & Touche, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated October 31, 2003 has been filed as
Exhibit 16.1 to the Company's Form 8-K/A filed on November 3, 2003.

On November 3, 2003 the Company filed an 8-K/A announcing the appointment of Marcum and Kliegman, LLC as the Company's independent public accountants for the year ended December 31, 2003, effective as of October 7, 2003. Prior to its appointment, the Company did not consult with Marcum and Kliegman, LLC regarding matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B of the Securities Exchange Act of 1934. The Audit Committee of the Board of Directors approved the appointment of Marcum and Kliegman, LLC as the Company's independent public accountants for the year ended December 31, 2003.

Principal Accountant Fees and Services

                                 Year Ended              Year Ended
                              December 31, 2003       December 31, 2002

Audit Fees                        $116,870                $ 73,657

Audit Related Fees                       0                       0

Tax Fees                          $ 15,000                $ 30,000

All Other Fees                           0                       0


Audit Committee Pre-Approval Policies

The Audit Committee has adopted a procedure under which all audit and non-audit fees charged by its independent auditors must be pre-approved by the Audit Committee.

                                   APPENDIX A

                              AMENDED AND RESTATED
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                               ION NETWORKS, INC.

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of Ion Networks, Inc. (the "Corporation") in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may establish; (iii) and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent auditors.

         o Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Audit Committee shall be comprised of one or more members of the Board as determined by the Board, at least one of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

         The members of the Audit Committee shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may decide or until such committee member is no longer a member of the Board.

III.     MEETINGS

         The Audit Committee shall meet from time to time as called by its members or as requested by the independent auditors. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit

Committee shall discuss with management the Corporation's quarterly financial statements consistent with Section IV.3. below. A majority of the number of Audit Committee members shall constitute a quorum for conducting business as a meeting of the Audit Committee. The act of a majority of Audit Committee members present at an Audit Committee meeting at which a quorum is in attendance shall be the act of the Audit Committee, unless a greater number is required by law, the Corporation's certificate of incorporation or bylaws, or this charter. The Audit Committee may maintain minutes or other records of meetings and activities of the Audit Committee.

IV.      RESPONSIBILITIES AND DUTIES

         The duties of the Audit Committee shall include the following:

Documents/Reports Review
------------------------

         Review this Charter periodically, at least annually, and update this Charter as conditions dictate.

         Review, prior to its filing or prior to its release, as the case may be, the Corporation's Form 10-K or 10-KSB and annual report to stockholders, and review and consider the matters required to be discussed by Statement of Auditing Standard ("SAS") No. 61, 93 amended.

         Review the Corporation's Form 10-Q or 10-QSB prior to its filing, and review and consider the matters required to be discussed by SAS No. 61, as amended.

         Review and discuss with the independent auditors the reports required by Section 204 of the Sarbanes-Oxley Act of 2002.

         Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate.

Independent Auditors
--------------------

         Appoint, retain, terminate and determine the compensation and oversee the work of the independent auditors, pre-approve all audit services and any non-audit services to be provided by the Independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which affect the auditors' independence and should receive the written statement from the independent auditors required by
Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

         Recommend to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

         Review the performance of the independent auditors and discuss with the Board of Directors any proposed discharge of the independent auditors when circumstances warrant, and recommend for or against any such discharge.

         Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes
-----------------------------

         Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         Consider   and  approve,   if   appropriate,   major   changes  to  the
Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement
-------------------

         Establish regular and separate channels of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         Review  any   significant   disagreement   among   management  and  the
independent   auditors  in  connection  with  the  preparation  of  any  of  the
Corporation's financial statements.

         Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance
----------------

         Consult, with the Corporation's counsel, concerning legal compliance matters including corporate securities trading policies.

         Consult with the Corporation's counsel, as to any legal matter that could have a significant impact on the Corporation's financial statements.

Other Responsibilities
----------------------

         Perform any other activities consistent with this Charter, and the Corporation's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                   PROXY CARD
                               ION NETWORKS, INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned, revoking all prior proxies, hereby appoints Norman E. Corn and Stephen M. Deixler, and each of them as Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote, as designated on the reverse side of this proxy, all the shares of Common Stock of Ion Networks, Inc. held of record by the undersigned according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, August 27, 2004, at 120 Corporate Boulevard, South Plainfield, NJ 07080 at 10:00 a.m. local time, or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxies heretofore given.

                (continued and to be signed on the reverse side)


         The Board of Directors Recommends a Vote FOR all listed nominees

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK   [X]

1.   Election of Directors

     [ ]        FOR ALL NOMINEES                NOMINEES:
                                                o        Stephen M. Deixler
                                                o        Frank S. Russo

     [ ]        WITHHOLD AUTHORITY
                FOR ALL NOMINEES


     [ ]        FOR ALL EXCEPT
               (see instructions below)

*INSTRUCTION:             To withhold authority for any individual  nominee(s),
 -----------              mark "FOR ALL EXCEPT" and fill in the circle next to
                          each nominee you wish to withhold, as shown here: o

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE NAMED IN THIS PROXY, AND IN ACCORDANCE WITH THE
DISCRETION OF THE PERSONS APPOINTED AS PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons appointed as Proxies shall have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the existing Board of Directors.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.

To change the  address on your  account,
please   check  the  box  at  right  and
indicate your new address in the address
space above. Please note that changes to
the  registered  name(s) on the  account
may not be submitted via this method.     [ ]

Signature of stockholder ___________ Date: _____           Signature of stockholder ___________ Date: _____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.